Exhibit H to the Separate Series of the Amended and Restated Managed Portfolio Series Custody Agreement

Name of Series
Reinhart Mid Cap Private Market Value Fund
Reinhart Focus PMV Fund

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at May, 2012

Annual Fee Based Upon Market Value Per Fund*
[…] basis point on average daily market value
Minimum annual fee per fund - $[…]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[…] /book entry DTC transaction/Federal Reserve transaction/principal paydown
$[…] /U.S. Bank repo agreement transaction
$[…] /short sale
$[…] /option/future contract written, exercised or expired
$[…] /mutual fund trade/Fed wire/margin variation Fed wire
$[…] /physical transaction
$[…] /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus […].

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature not required at November 18, 2016 as the domestic and global fee schedules are not changing.

Exhibit H (continued) to the Separate Series of the Amended and Restated Managed Portfolio Series Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at September, 2015
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[…]	$[…]	Lebanon	All	[…]	$[…]
Australia	All	[…]	$[…]	Lithuania	All	[…]	$[…]
Austria	All	[…]	$[…]	Luxembourg	All	[…]	$[…]
Bahrain	All	[…]	$[…]	Malaysia	All	[…]	$[…]
Bangladesh	All	[…]	$[…]	Mali*	All	[…]	$[…]
Belgium	All	[…]	$[…]	Malta	All	[…]	$[…]
Benin*	All	[…]	$[…]	Mauritius	All	[…]	$[…]
Bermuda	All	[…]	$[…]	Mexico	All	[…]	$[…]
Botswana	All	[…]	$[…]	Morocco	All	[…]	$[…]
Brazil	All	[…]	$[…]	Namibia	All	[…]	$[…]
Bulgaria	All	[…]	$[…]	Netherlands	All	[…]	$[…]
Burkina Faso*	All	[…]	$[…]	New Zealand	All	[…]	$[…]
Canada	All	[…]	$[…]	Niger*	All	[…]	$[…]
Cayman Islands*	All	[…]	$[…]	Nigeria	All	[…]	$[…]
Channel Islands*	All	[…]	$[…]	Norway	All	[…]	$[…]
Chile	All	[…]	$[…]	Oman	All	[…]	$[…]
China“A” Shares	All	[…]	$[…]	Pakistan	All	[…]	$[…]
China“B” Shares	All	[…]	$[…]	Peru	All	[…]	$[…]
Columbia	All	[…]	$[…]	Philippines	All	[…]	$[…]
Costa Rica	All	[…]	$[…]	Poland	All	[…]	$[…]
Croatia	All	[…]	$[…]	Portugal	All	[…]	$[…]
Cyprus*	All	[…]	$[…]	Qatar	All	[…]	$[…]
Czech Republic	All	[…]	$[…]	Romania	All	[…]	$[…]
Denmark	All	[…]	$[…]	Russia	Equities/Bonds	[…]	$[…]
Ecuador	All	[…]	$[…]	Russia	MINFINs	[…]	$[…]
Egypt	All	[…]	$[…]	Senegal*	All	[…]	$[…]
Estonia	All	[…]	$[…]	Singapore	All	[…]	$[…]
Euromarkets(3)	All	[…]	$[…]	Slovak Republic	All	[…]	$[…]
Finland	All	[…]	$[…]	Slovenia	All	[…]	$[…]
France	All	[…]	$[…]	South Africa	All	[…]	$[…]
Germany	All	[…]	$[…]	South Korea	All	[…]	$[…]
Ghana	All	[…]	$[…]	Spain	All	[…]	$[…]
Greece	All	[…]	$[…]	Sri Lanka	All	[…]	$[…]
Guinea Bissau*	All	[…]	$[…]	Swaziland	All	[…]	$[…]
Hong Kong	All	[…]	$[…]	Sweden	All	[…]	$[…]
Hungary	All	[…]	$[…]	Switzerland	All	[…]	$[…]
Iceland	All	[…]	$[…]	Taiwan	All	[…]	$[…]
India	All	[…]	$[…]	Thailand	All	[…]	$[…]
Indonesia	All	[…]	$[…]	Togo*	All	[…]	$[…]
Ireland	All	[…]	$[…]	Trinidad & Tobago*	All	[…]	$[…]
Israel	All	[…]	$[…]	Tunisia	All	[…]	$[…]
Italy	All	[…]	$[…]	Turkey	All	[…]	$[…]
Ivory Coast	All	[…]	$[…]	UAE	All	[…]	$[…]
Jamaica*	All	[…]	$[…]	United Kingdom	All	[…]	$[…]
Japan	All	[…]	$[…]	Ukraine	All	[…]	$[…]
Jordan	All	[…]	$[…]	Uruguay	All	[…]	$[…]
Kazakhstan	All	[…]	$[…]	Venezuela	All	[…]	$[…]
Kenya	All	[…]	$[…]	Vietnam*	All	[…]	$[…]
Latvia	Equities	[…]	$[…]	Zambia	All	[…]	$[…]
Latvia	Bonds	[…]	$[…]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Exhibit H (continued) to the Separate Series of the Amended and Restated Managed Portfolio Series Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE (continued) at September, 2015

Annual Base Fee – A monthly charge per account (fund) will apply based upon the number of foreign securities held.
 […] foreign securities:$[…]
 […] foreign securities: $[…]
 Over […] foreign securities: $[…]

 Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).
 For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
 3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[…].

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[…]  per claim.

Out of Pocket Expenses
 Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
 A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.
 SWIFT reporting and message fees.